UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 3, 2014 (March 28, 2014)

Ladder Capital Corp

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36299 (Commission File Number)	80-0925494 (I.R.S. Employer Identification No.)

345 Park Avenue, 8th Floor New York, New York (Address of principal executive offices)	10154 (Zip Code)

Registrant’s telephone number, including area code: 212-715-3170

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 28, 2014, Ladder Capital Corp (the “Company”) agreed pursuant to a Second Supplemental Indenture, among the Company, Ladder Capital Finance Holdings LLLP (“LCFH”), Ladder Capital Finance Corporation (“LCFC”) and Wilmington Trust, National Association, as trustee (the “Trustee”), to become a guarantor under the Indenture dated as of September 19, 2012 (as amended, supplemented, waived or otherwise modified, the “Indenture”), among LCFH and LCFC as co-issuers and the Trustee, and to guarantee on a senior basis the prompt payment when due of the principal and premium, if any, interest and other monetary obligations in respect of the aggregate principal amount of $325 million of 7.375% Senior Notes due 2017 issued by the co-issuers pursuant to the Indenture.

This description of the Second Supplemental Indenture and related matters is not complete and is qualified in its entirety by the actual terms of the Second Supplemental Indenture, a copy of which is incorporated by reference and attached hereto as Exhibit 4.1.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

4.1

Second Supplemental Indenture, dated as of March 28, 2014, by and among Ladder Capital Corp, as guarantor, Ladder Capital Finance Holdings LLLP and Ladder Capital Finance Corporation, as co-issuers, and Wilmington Trust, National Association, as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 3, 2014	LADDER CAPITAL CORP

	By:	/s/Marc Fox
Name: Marc Fox
Title: Chief Financial Officer